As filed with the Securities and Exchange Commission on September 19, 2024
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2024

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol	Name of each exchange on which registered
Class A non-voting common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new of revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 1.02 - Termination of a Material Definitive Agreement.

On September 19, 2024, Oppenheimer Holdings Inc. (the “Company” or “Oppenheimer”) announced that it has delivered to the holders of its 5.50% Senior Secured Notes due 2025 (the “Notes”), a notice of redemption, notifying such holders of the Company’s intent to redeem on October 10, 2024 (the “Redemption Date”) $113,050,000 aggregate principal amount of the outstanding Notes at a redemption price equal to 100.00% of the principal amount of the Notes to be redeemed (with no pre-payment penalty or premium), plus accrued and unpaid interest thereon to the Redemption Date. The redemption will be conducted in accordance with the terms and provisions of the Indenture, dated as of September 22, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A. as Trustee. Upon completion of the redemption on the Redemption Date, all of the Notes will be redeemed and none will remain outstanding. Subsequent to the redemption, the Company will no longer incur interest expense on the Notes (annualized interest of approximately $6.2 million).

See the Company’s press release attached hereto as an exhibit for additional details concerning its Notes Redemption.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

Exhibit Number	Exhibit
99.1	Oppenheimer Holdings Inc.’s Press Release dated September 19, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: September 19, 2024 By: /s/ Albert G. Lowenthal --------------------------------- Albert G. Lowenthal Chairman and CEO (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Oppenheimer Holdings Inc.’s Press Release dated September 19, 2024

Exhibit 99.1

OPPENHEIMER HOLDINGS INC. ANNOUNCES REDEMPTION OF
$113 MILLION OF 5.50% SENIOR SECURED NOTES DUE 2025

New York, September 19, 2024 - Oppenheimer Holdings Inc. (the “Company” or “Oppenheimer”) today announced that it has delivered to the holders of its 5.50% Senior Secured Notes due 2025 (the “Notes”), a notice of redemption, notifying such holders of the Company’s intent to redeem on October 10, 2024 (the “Redemption Date”) $113,050,000 aggregate principal amount of the outstanding Notes at a redemption price equal to 100.00% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date. Upon completion of the redemption, all of the Notes will be redeemed and none will remain outstanding.

Albert G. Lowenthal, Chairman and CEO of the Company stated “Oppenheimer’s recent financial results and strong balance sheet enable the Company to redeem its outstanding public debt and reduce interest expense in a period of high interest rates. The Company can and will raise additional capital as necessary in the future to continue to grow its business.”

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that is engaged in a broad range of activities in the financial services industry, including retail securities brokerage, institutional sales and trading, investment banking (corporate and public finance), equity and fixed income research, market-making, trust services, and investment advisory and asset management services. With roots tracing back to 1881, the Company is headquartered in New York and has 88 retail branch offices in the United States and institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain “forward-looking statements” relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to “Factors Affecting ‘Forward-Looking Statements’” and “Part 1A – Risk Factors” in Oppenheimer’s Annual Report on Form 10-K for the year ended December 31, 2023.

For further information, please contact: info@opco.com
4